Exhibit 99.1

Esports Entertainment Group Announces Appointment

of Damian Mathews as Chief Operating Officer

Julians, Malta–May 31, 2023–Esports Entertainment Group, Inc. (NASDAQ: GMBL) (NASDAQ: GMBLP) (NASDAQ: GMBLW) (NASDAQ: GMBLZ) (“Esports Entertainment” or the “Company”), a leading, global iGaming Company and business-to-business (B2B) esports content and solutions provider, today announced the appointment of Damian Mathews as its new Chief Operating Officer. Mr. Mathews currently serves as a member of the Company’s board of directors, a position he has held since June 2020.

“I am delighted to announce that Damian Mathews has agreed to rejoin the senior management team as Chief Operating Officer of Esports Entertainment Group,” commented Alex Igelman Chief Executive Officer of Esports Entertainment Group. “Damian previously served as Chief Financial Officer from April 2022 and was subsequently appointed Chief Operating Officer in June 2022, until his resignation from these roles in December 2022. Despite his departure, he continued to serve as a dedicated member of the board where he felt he could have the greatest impact. In his prior, albeit short tenure as COO/CFO, he played an integral role in streamlining the Company’s operations and advocating for critical changes within the organization. Importantly, his decision to rejoin the team reflects his complete alignment with the new direction of the Company and the promising future of the esports industry. Moreover, he has the full support of the board, which believes his experience in global business operations and the gaming industry makes him ideally qualified to help lead the Company in our next phase of growth, with a laser focus on profitability and driving shareholder value.”

Mr. Mathews commented, “I am excited to return to the executive team at Esports Entertainment Group. Since leaving my position as the Company’s CFO/COO in December, and in my ongoing role as a member of the Company’s Board, I have witnessed firsthand the dramatic turnaround, led by Alex, in just a few short months since he joined the Company. I could not be more confident in the new leadership and direction of the Company and look forward to playing a key role in driving the financial and operational success of the Company. The esports and iGaming industries are experiencing rapid growth and I truly believe Esports Entertainment Group is now ideally positioned with the right assets at the right time, with the right leadership and business model to establish a dominant position in this rapidly emerging market.”

Mr. Mathews brings over 25 years of experience in senior finance positions within investment management, banking and accounting. Previously, Mr. Mathews served as Group Chief Operating Officer for Auckland Real Estate. He also served as CFO of the Qatar and Abu Dhabi Investment Company (a sovereign wealth fund owned investment company) from 2014 to 2020 and as Director of his own consultancy, NZ Pacific Investments, from 2012 to 2014. He has also held senior management positions at Commonwealth Bank of Australia Group, including General Manager Finance (New Zealand); Head of Finance and Operations Americas (United States); and Head of Change Management (Australia). He also served as a Director in Product Control at ABN Amro bank in London, and held various senior financial controller positions at Royal Bank of Scotland Group in London. Earlier in his career, he served as an Assistant Vice President at Credit Suisse First Boston investment bank in London and the Bahamas, as well an Assistant Manager at KPMG in London. Mr. Mathews holds a joint honors undergraduate degree in Economics and Politics from the University of Bristol in the UK and is a fellow of the Institute of Chartered Accountants in England and Wales.

About Esports Entertainment Group

Esports Entertainment Group is a leading, global MGA-licensed, “esports-first” iGaming B2C operator and a US-focused B2B aggregator and supplier of esports solutions and e-simulator content. The Company owns and operates the world’s leading esport venue management system, currently deployed in 810 global locations, including more than 100 colleges and universities. The Company’s strategy is to capitalize on the multi-billion-dollar market for esports and esports wagering by leveraging its leading position in the industry. The Company is also targeting the rapidly growing market for e-simulator content, which features competitive, short-cycle head-to-head leagues that are optimized for betting. In addition to its plans to distribute esports content, the Company currently provides B2C-focused wagering through its MGA-licensed suite of brands. For additional information about the Company, please visit www.esportsentertainmentgroup.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements relate to future events or to our strategies, targeted markets, and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, including, the ability to complete the transactions contemplated by the Securities Purchase Agreement, effectuate debt for equity exchanges, the conversion prices, and the timing and other terms of such exchanges. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC, including our ability to regain compliance with Nasdaq Listing Rules and stay listed on Nasdaq, our significant indebtedness, our obligations under our Senior Convertible Note, and our ability to continue as a going concern. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, unless required by law. The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of such Act.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

Email: GMBL@crescendo-ir.com